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                                                                Exhibit 4(c)(1)

                FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT



     This FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT ("First Amendment") is made as of this 4th day of June, 1997 by and among Credit Acceptance Corporation, a Michigan corporation ("Company"), the Permitted Borrowers signatory hereto (each, a "Permitted Borrower" and collectively, the "Permitted Borrowers"), Comerica Bank and the other banks signatory hereto (individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as agent for the Banks (in such capacity, "Agent").

                                    RECITALS

     A. Company, Permitted Borrowers, Agent and the Banks entered into that certain Second Amended and Restated Credit Agreement dated as of December 4, 1996 (the "Credit Agreement") under which the Banks renewed and extended (or committed to extend) credit to the Company and the Permitted Borrowers, as set forth therein.

     B. The Company and the Permitted Borrowers have requested that Agent and the Banks agree to make certain amendments to the Credit Agreement and consent to specified transactions, and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this First Amendment.

     NOW, THEREFORE, Company, Permitted Borrowers, Agent and the Banks agree:

         i.    Section 1 of the Credit Agreement is hereby amended as follows:

     (a) Subparagraph (a) of the definition of "Funding Conditions" is amended and restated in its entirety as follows:

     "(a) within a period of one hundred eighty (180) days prior to the date any such Debt is incurred, Company shall have provided to the Agent and the Banks a Consolidated plan and financial projections meeting the requirements therefor as set forth in
               Section 7.3(h) of this Agreement;"

     (b) Subparagraph (d) of the definition of "Funding Conditions" is amended to insert, following the word "Debt" (in the second line thereof), the words "(i) the proceeds of such Debt, net of third party expenses incurred by the Company in connection with the issuance of such Debt, shall be applied to reduce the principal balance outstanding under the Senior Debt or the Future Debt or
(ii)".

     (c) The definition of "Future Debt" is amended and restated in its entirety, as follows:

         "'Future Debt' shall mean (i) Debt evidenced by Medium Term
     Notes and (ii) Debt evidenced by Long Term Notes; provided that the aggregate principal amount of all such Debt incurred from and after the date hereof shall not exceed Three Hundred Million Dollars ($300,000,000); and provided further that, at the time any such Debt is incurred, the Funding Conditions have been satisfied.

"For the purposes of this definition of "Future Debt",

         "(x) `Long Term Notes' shall mean unsecured promissory notes to be issued by the Company (other than Debt evidenced by Medium Term Notes) issued as part of a private placement or carrying a public debt rating by a Rating Agency and which Debt shall have a term extending at least beyond the Revolving Credit Maturity Date then in effect, with an amortization schedule not greater than level amortization to maturity (but with no principal



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     payments required for a period of not less than 3 years) and with no call option or other provision for mandatory early repayment except for acceleration on default; and

          "(y) `Medium Term Notes' shall mean unsecured promissory notes to be issued by the Company pursuant to the registration statement to be filed with the Securities and Exchange Commission and carrying a public debt rating by a Rating Agency, with maturities of not less than three (3) or more than ten (10) years from the date of issuance, with amortization schedules not greater than level amortization to maturity and with no call option or other provision for mandatory early repayment except for acceleration on default; provided, however, that notes in an aggregate principal amount of up to Fifty Million Dollars ($50,000,000) may be issued with maturities less than three (3) years or greater than ten (10) years and/or with a call option or other provision for mandatory early repayment, so long as such notes otherwise comply with the other limitations contained herein."

     (d) The definition of "Senior Debt" is amended to change the reference to One Hundred Thirty Million Dollars ($130,000,000.00) (in the third line thereof) to Two Hundred One Million Seven Hundred Fifty Thousand Dollars ($201,750,000).

     (e) The definition of "Senior Debt Documents" is amended to add, following the words "issued thereunder," (in the seventh line thereof), the words "and
(iii) that certain Credit Acceptance Corporation Note Purchase Agreement dated as of March 25, 1997 ($71,750,000 7.77% Senior Notes due October 1, 2001) and the senior notes issued thereunder,".

     (f) The definition of "Significant Subsidiary(ies)" shall be amended, retroactive to March 31, 1997, to insert, following the words "total assets" (in the third line thereof), the parenthetical phrase "(but excluding in the calculation of total assets, for any Domestic Subsidiary, any assets which constitute intercompany loans, advances, or extensions of credit by such Subsidiary to Company outstanding from time to time)".

     2. Section 7.3(f) of the Credit Agreement is amended to add to the end of said section (immediately preceding the semi-colon) the following:

     "and, within five(5) Business Days from each incurrence thereof, written notice that new Future Debt has been incurred, accompanied by copies of the material documents governing such Debt and a certification that, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and the Company is otherwise in compliance with this Agreement".

     3. Notwithstanding the limitations contained in Sections 8.1 and 8.8 of the Credit Agreement, the Majority Banks hereby consent (the "Consent") to the Company's repurchase of its outstanding shares of common stock (the "Stock Repurchases"); provided, however, that (i) the aggregate amount paid or incurred for Stock Repurchases shall not exceed Thirty Million Dollars ($30,000,000),
(ii) Stock Repurchases will be conducted only so long as no Default or Event of Default has occurred and is continuing (both before and after giving effect thereto, but also giving effect to this Consent) and (iii) unless extended in writing by the Majority Banks, this Consent to the making of Stock Repurchases shall expire at the close of Agent's business on May 15, 1998, after which no further Stock Repurchases shall be conducted pursuant to the terms hereof.

     4. This First Amendment shall become operative upon satisfaction by the Company and the Permitted Borrowers, on or before July 31, 1997, of the following conditions:

                    (i)       Agent shall have received counterpart originals of
                         this First Amendment, in each case duly executed and delivered by Company, the Permitted Borrowers and the Banks, in form satisfactory to Agent and the Banks; and




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                    (ii)        Agent shall have received from the Company and
                         each of the Permitted Borrowers a certification that all necessary actions have been taken by such parties to authorize execution and delivery of this First Amendment, supported by such resolutions or other evidence of corporate authority or action as reasonably required by Agent and the Majority Banks.

If the foregoing conditions have not been satisfied or waived on or before July 31, 1997, this First Amendment shall lapse and be of no further force and effect.

     5. New Schedule 6.15 (Litigation) attached hereto as Attachment A shall replace existing Schedule 6.15 in its entirety.

     6. Each of the Company and the Permitted Borrowers ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.22, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement.

     7. Except as specifically set forth above, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

     8. Unless otherwise defined to the contrary herein, all capitalized terms used in this First Amendment shall have the meaning set forth in the Credit Agreement.

     9. This First Amendment may be executed in counterpart in accordance with
Section 13.10 of the Credit Agreement.

                    [SIGNATURES FOLLOW ON SUCCEEDING PAGES]


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     WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK,                   CREDIT ACCEPTANCE CORPORATION
  as Agent



By:_____________________         By:_________________________________

Its:____________________         Its:________________________________
One Detroit Center
500 Woodward Avenue
Detroit, Michigan 48226
Attention: Michael P. Stapleton




                                 CREDIT ACCEPTANCE CORPORATION
                                      UK LIMITED



                                 By:__________________________________

                                 Its:_________________________________



                                 CAC OF CANADA LIMITED


                                 By:_________________________________

                                 Its:_______________________________


                                  CREDIT ACCEPTANCE CORPORATION
                                  IRELAND LIMITED


                                  By:_________________________________

                                  Its:________________________________


BANKS:                            COMERICA BANK


                                  By:__________________________________





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                               Its:_________________________________

LASALLE NATIONAL BANK              THE BANK OF NEW YORK


By:______________________          By:_____________________________


Its:_____________________          Its:____________________________


THE FIRST NATIONAL BANK OF       THE FIFTH THIRD BANK OF NORTHWESTERN OHIO, N.A.
CHICAGO



By:______________________        By:_______________________________


Its:_____________________        Its:______________________________



THE SUMITOMO BANK, LIMITED,      UNITED STATES NATIONAL BANK OF OREGON
  CHICAGO BRANCH


By:______________________        Its:________________________________


Its:_____________________        By:________________________________


and

                                 THE BANK OF TOKYO-MITSUBISHI, LTD. (CHICAGO
                                 BRANCH)


By:______________________


Its:_____________________

                                 THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
HARRIS TRUST AND SAVINGS BANK    (CHICAGO BRANCH)


By:______________________        By:__________________________________


Its:_____________________        Its:_________________________________




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CREDIT LYONNAIS                                     FIRSTAR BANK MILWAUKEE, N.A.
 NEW YORK BRANCH

By:____________________________                     By:_________________________


Its:___________________________                     Its:________________________


FIRST UNION NATIONAL BANK OF NORTH CAROLINA         NATIONSBANK, N.A.


By:____________________________                     By:_________________________


Its:___________________________                     Its:________________________


THE BANK OF NOVA SCOTIA                             CIBC INC.


By:____________________________                     By:_________________________


Its:___________________________                     Its:________________________





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                                  ATTACHMENT A

                        Replacement Litigation Schedule
                               [Attached hereto]



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                   [BODMAN, LONGLEY & DAHLING LLP LETTERHEAD]



                                May 20, 1997

                                                        VIA FACSIMILE

TO:    The Persons on the Attached Distribution List

FROM:  Laurie E. Phelan, Esq.

RE: Second Amended and Restated CAC Credit Agreement dated as of December 4, 1996 (the "Credit Agreement") among the Banks signatory thereto, Comerica Bank as agent for the Banks, Credit Acceptance Corporation, and the Permitted Borrowers thereunder.
===============================================================================
Ladies and Gentlemen:

     On behalf of Comerica Bank, as agent for the Banks, please be advised that:


     (1) the Line of Credit Maturity Date (as defined in clause (i) of the definition thereof in the Credit Agreement) under the Credit Agreement has been extended from December 3, 1997 to May 15, 1998; and

     (2) the Revolving Credit Maturity Date (as defined in clause (i) of the definition thereof in the Credit Agreement) has been extended from December 4, 1999 to May 15, 2000.

     Each Bank's Approval of Extensions of Maturity Dates has been lodged with the Agent. Please feel free to call me, Jai Kalia, or Michael Stapleton if you have any questions.

cc:  Jai P. Kalia (w/originals)
     William B. Murdock (w/copies)
     Michael P. Stapleton (w/copies)
     Joseph J. Kochanek, Esq. (w/copies)